UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2020

HMS Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction	814-00939 (Commission	45-3999996 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas (Address of principal executive offices)		77056-6118 (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

     Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Deutsche Bank Credit Facility

On May 18, 2015, HMS Funding I LLC, a Delaware limited liability company (“HMS Funding”), a wholly owned subsidiary of HMS Income Fund, Inc. (the “Company”), entered into an amended and restated credit agreement (as amended, the “Deutsche Bank Credit Facility”), among HMS Funding, the Company, as equityholder and servicer, Deutsche Bank AG, New York Branch (“Deutsche Bank”), as administrative agent and lender, the financial institutions party thereto, as lenders, and U.S. Bank National Association, as collateral agent and collateral custodian. On April 24, 2020 (the “Effective Date”), HMS Funding entered into a sixth amendment (the “Sixth Amendment”) to the Deutsche Bank Credit Facility. As of the Effective Date, the revolving period of the Deutsche Bank Credit Facility terminated, and the amortization period began. During such amortization period, no further advances or reinvestment of principal collections are permitted, and all monthly interest and principal proceeds from the Company's investments securing the Deutsche Bank Credit Facility (net of certain fees and expenses) will be applied against the outstanding advances on the facility. Outstanding advances, which were approximately $317.3 million as of the Effective Date, will bear interest at a rate equal to the sum of the index plus an applicable margin of either (i) 2.85% per annum if the effective advance rate (as defined in the Deutsche Bank Credit Facility) is greater than 50.0% or (ii) 2.60% per annum if the effective advance rate is less than 50.0%.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Sixth Amendment to the Amended and Restated Loan Financing and Servicing Agreement, dated as of April 24, 2020, by and among HMS Funding I LLC, as borrower, HMS Income Fund, Inc., as equityholder and servicer, the financial institutions party thereto, as lenders, Deutsche Bank AG, New York Branch, as administrative agent and lender, and U.S. Bank National Association, as collateral agent and collateral custodian.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

April 29, 2020	By:	/s/ Jeffrey S. Folkerts
Name: Jeffrey S. Folkerts
Title: Chief Accounting Officer and Treasurer